Artisan Partners Asset Management Inc. Reports 2Q18 Results
Milwaukee, WI - July 31, 2018 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2018.
CEO and Chairman Eric Colson said, “At Artisan Partners, we invest in talented people to generate long-term results for clients and the firm, with integrity. Across our business, we have outstanding and stable talent with compelling track records of success. Based on our history, we are confident that this combination of talent, stability, and results will translate into significant long-term growth for individuals, teams, and the firm.
“Consider the performance, positioning, and potential of our four smallest teams (by AUM), each of which has considerable additional capacity in one or more attractive asset classes:

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Since inception in March 2014, the Artisan High Income Fund (managed by the Artisan Credit team) is ranked #4 out of 507 funds in the Lipper “High Yield Funds” category. With nearly $500 million of net inflows so far in 2018, the High Income Fund has raised more assets than any other fund within Morningstar’s U.S. Fund High Yield Bond category, according to Morningstar estimates. Bryan Krug is building a team and a process with the competence and flexibility to manage across the corporate credit spectrum.

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Led by Lewis Kaufman, the Artisan Developing World team marked the third anniversary of the Artisan Developing World strategy on June 30, 2018. Since inception, the strategy has outperformed its index by 182 basis points annually, after fees. The $2.5 billion of AUM in the strategy is the most AUM in any Artisan strategy at the three-year mark.

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The Artisan Thematic team has generated strong results during its first 14 months managing the Artisan Thematic strategy. Underlying the short-term track record is a talented team and a process and philosophy that team founder Chris Smith has built over a number of years. Investors who have been early backers of Chris and the Thematic team have been well rewarded so far.

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Over the last five years, the Artisan Emerging Markets team has outperformed its index by nearly 200 basis points annually, after fees, placing the Artisan Emerging Markets Fund in the 13th percentile of its Lipper category. Led by Maria Negrete-Gruson, the team is a long-tenured and stable group with local EM experience. The importance they place on corporate governance and sustainability should be attractive to ESG-minded allocators.

“Artisan’s investment in talent extends across the firm. In distribution, we invest in individuals who can sell and service multiple investment strategies to different types of clients across vehicles and geographies. In operations, we invest in forward-thinking individuals and give them the necessary resources to navigate the changing investment, technology, regulatory, and operational landscapes.
“Our approach to talent yields, on the one hand, flexibility to efficiently adapt to change and, on the other hand, a financial model that allows us to be patient and remain grounded in who we are. We believe that the combination of this operational leverage with the stability and results of our investment teams is a powerful long-term growth engine.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$114.2	$114.8	$109.4	$114.2	$109.4
Average	115.8	118.3	107.2	117.0	104.2

Consolidated Financial Results (GAAP)
Revenues	$212.3	$212.0	$196.2	$424.3	$380.3
Operating income	78.9	80.0	66.5	158.9	124.5
Operating margin	37.2%	37.7%	33.9%	37.4%	32.7%
Net income (loss) attributable to Artisan Partners Asset Management Inc.	$42.0	$41.3	$26.6	$83.3	$46.4
Basic and diluted earnings (loss) per share	0.72	0.75	0.45	1.48	0.86

Adjusted[1] Financial Results
Adjusted operating income	$78.9	$80.0	$72.9	$158.9	$137.2
Adjusted operating margin	37.2%	37.7%	37.1%	37.4%	36.1%
Adjusted EBITDA[2]	$80.6	$81.6	$74.3	$162.2	$140.1
Adjusted net income	58.6	59.3	44.3	117.9	83.1
Adjusted earnings per adjusted share	0.76	0.78	0.58	1.53	1.10

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Assets Under Management Declined to $114.2 billion
AUM declined to $114.2 billion at June 30, 2018, a decrease of $626 million, or 0.5%, compared to $114.8 billion at March 31, 2018, as a result of $339 million in net client cash outflows and $287 million of market depreciation.
Average AUM for the June 2018 quarter was $115.8 billion, a decrease of 2.1% compared to average AUM for the March 2018 quarter of $118.3 billion and an 8.0% increase from the average of $107.2 billion for the June 2017 quarter.
June 2018 Quarter Compared to March 2018 Quarter
GAAP net income was $42.0 million, or $0.72 per basic and diluted share, in the June 2018 quarter, compared to net income of $41.3 million, or $0.75 per basic and diluted share, in the March 2018 quarter. Adjusted net income was $58.6 million, or $0.76 per adjusted share, in the June 2018 quarter, a decrease of 1% compared to adjusted net income of $59.3 million, or $0.78 per adjusted share, in the March 2018 quarter.

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Revenues of $212.3 million in the June 2018 quarter increased $0.3 million from $212.0 million in the March 2018 quarter primarily due to one additional calendar day and $2.3 million of performance fees recognized in the June 2018 quarter, partially offset by lower average AUM in the June 2018 quarter.

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Operating expenses of $133.4 million in the June 2018 quarter increased $1.4 million, or 1%, from $132.0 million in the March 2018 quarter, primarily as a result of a $1.4 million increase in equity-based compensation expense related to our February 2018 annual equity grant, higher incentive compensation expense related to performance fee revenues, and increases in several other compensation and benefits expenses. These increases were partially offset by a $2.9 million decrease in seasonal expenses.

•	GAAP and adjusted operating margin was 37.2% for the June 2018 quarter compared to 37.7% for the March 2018 quarter.
June 2018 Quarter Compared to June 2017 Quarter
GAAP net income was $42.0 million, or $0.72 per basic and diluted share, in the June 2018 quarter, compared to net income of $26.6 million, or $0.45 per basic and diluted share, in the June 2017 quarter. Adjusted net income was $58.6 million, or $0.76 per adjusted share, in the June 2018 quarter, an increase of 32% compared to adjusted net income of $44.3 million, or $0.58 per adjusted share, in the June 2017 quarter.

•	Revenues of $212.3 million in the June 2018 quarter increased $16.1 million, or 8%, from $196.2 million in the June 2017 quarter primarily due to higher average AUM in the June 2018 quarter.

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Operating expenses of $133.4 million in the June 2018 quarter increased $3.7 million, or 3%, from $129.7 million in the June 2017 quarter primarily as a result of higher compensation expense due to increased revenues, a $2.9 million increase in equity-based compensation expense related to our February 2018 annual equity grant, and increases in several other compensation and benefits expenses. These increases were partially offset by the completed amortization of pre-offering related equity compensation expense in 2017.

•	GAAP operating margin was 37.2% for the June 2018 quarter compared to 33.9% for the June 2017 quarter.

•	Adjusted operating margin was 37.2% for the June 2018 quarter compared to 37.1% for the June 2017 quarter.

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The GAAP effective tax rate was 15% in the June 2018 quarter compared to 23% in the June 2017 quarter, primarily due to the decrease in the U.S. federal corporate tax rate as a result of the Tax Cuts and Jobs Act (“Tax Reform”), which was enacted in 2017.

•	The adjusted effective tax rate was 23.5% in the June 2018 quarter compared to 37% in the June 2017 quarter.

Six months ended June 2018 Compared to Six months ended June 2017
GAAP net income was $83.3 million, or $1.48 per basic and diluted share, for the six months ended June 2018, compared to net income of $46.4 million, or $0.86 per basic and diluted share, for the six months ended June 2017. Adjusted net income was $117.9 million, or $1.53 per adjusted share, for the six months ended June 2018, an increase of 42% compared to adjusted net income of $83.1 million, or $1.10 per adjusted share, for the six months ended June 2017.

•	Revenues of $424.3 million for the six months ended June 2018 increased $44.0 million, or 12%, from $380.3 million for the six months ended June 2017 primarily due to higher average AUM.

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Operating expenses of $265.4 million for the six months ended June 2018 increased $9.6 million, or 4%, from $255.8 million for the six months ended June 2017 primarily as a result of higher compensation expense due to increased revenues, a $4.9 million increase in equity-based compensation expense related to additional post-IPO equity grants, and increases in several other compensation and benefits expenses. These increases were partially offset by the completed amortization of pre-offering related equity compensation expense in 2017.

•	GAAP operating margin was 37.4% for the six months ended June 2018 compared to 32.7% for the six months ended June 2017.

•	Adjusted operating margin was 37.4% for the six months ended June 2018 compared to 36.1% for the six months ended June 2017.

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The GAAP effective tax rate was 15% for the six months ended June 2018 compared to 23% for the six months ended June 2017, primarily due to the decrease in the U.S. federal corporate tax rate as a result of Tax Reform.

•	The adjusted effective tax rate was 23.5% for the six months ended June 2018 compared to 37% for the six months ended June 2017.
Capital Management
Cash and cash equivalents were $190.4 million at June 30, 2018 compared to $137.3 million at December 31, 2017. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the June 2018 quarter. The Company had total borrowings of $200.0 million at June 30, 2018 and December 31, 2017.
During the June 2018 quarter, limited partners of Artisan Partners Holdings exchanged 514,628 common units for 514,628 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 514,628 shares.
Total stockholders’ equity was $113.8 million at June 30, 2018 compared to $108.1 million at December 31, 2017. The Company had 54.0 million Class A common shares outstanding at June 30, 2018.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at June 30, 2018.
On July 25, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on August 31, 2018, to Class A shareholders of record as of the close of business on August 17, 2018.

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Conference Call
The Company will host a conference call on August 1st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10122159. A replay of the call will be available until August 8, 2018 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10122159. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 21, 2018. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.

Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for the Artisan High Income strategy is represented by a single account.

Lipper Inc.'s rankings are based on historical mutual fund total returns and are not representative of future results. Artisan High Income Fund ranking reflects the period from March 19, 2014 through June 30, 2018 for the Lipper High Yield Funds category. For the 5-year period ending June 30, 2018, Artisan Emerging Markets Fund was ranked 63 out of 499 funds in the Lipper Emerging Markets category. Fund rankings for other time periods will vary. The number of funds in the category may include several share classes of the same mutual fund which may have a material impact on the fund's ranking within the category. Artisan High Income Fund is categorized by Morningstar, Inc within its U.S. Fund High Yield Bond category, consisting of 182 funds as of June 30, 2018.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$134.0	$133.8	$123.9	$267.8	$241.3
Separate accounts	76.0	78.2	72.0	154.2	138.7
Performance fees	2.3	—	0.3	2.3	0.3
Total revenues	212.3	212.0	196.2	424.3	380.3

Operating expenses
Compensation and benefits	106.8	105.2	96.4	212.0	189.7
Pre-offering related compensation - share-based awards	—	—	6.4	—	12.7
Total compensation and benefits	106.8	105.2	102.8	212.0	202.4
Distribution, servicing and marketing	6.8	7.0	7.2	13.8	14.6
Occupancy	4.3	3.9	3.7	8.2	7.2
Communication and technology	8.9	8.7	8.6	17.6	17.0
General and administrative	6.6	7.2	7.4	13.8	14.6
Total operating expenses	133.4	132.0	129.7	265.4	255.8
Operating income	78.9	80.0	66.5	158.9	124.5
Interest expense	(2.8)	(2.8)	(2.9)	(5.6)	(5.8)
Net investment gain (loss) of consolidated investment products	2.9	6.3	—	9.2	—
Net investment income	0.3	0.3	—	0.6	0.1
Other non-operating income (loss)	0.4	0.1	0.2	0.5	0.3
Total non-operating income (loss)	0.8	3.9	(2.7)	4.7	(5.4)
Income before income taxes	79.7	83.9	63.8	163.6	119.1
Provision for income taxes	12.1	12.2	15.0	24.3	27.7
Net income before noncontrolling interests	67.6	71.7	48.8	139.3	91.4
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	23.2	26.1	22.2	49.3	45.0
Less: Net income attributable to noncontrolling interests - consolidated investment products	2.4	4.3	—	6.7	—
Net income attributable to Artisan Partners Asset Management Inc.	$42.0	$41.3	$26.6	$83.3	$46.4

Basic and diluted earnings per share - Class A common shares	$0.72	$0.75	$0.45	$1.48	$0.86

Average shares outstanding
Class A common shares	49.0	47.4	45.2	48.2	43.1
Unvested restricted share-based awards	5.2	4.5	4.5	4.9	4.2
Total average shares outstanding	54.2	51.9	49.7	53.1	47.3

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$42.0	$41.3	$26.6	$83.3	$46.4
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	23.2	26.1	22.2	49.3	45.0
Add back: Provision for income taxes	12.1	12.2	15.0	24.3	27.7
Add back: Pre-offering related compensation - share-based awards	—	—	6.4	—	12.7
Add back: Net investment (gain) loss of investment products attributable to APAM	(0.8)	(2.0)	—	(2.8)	—
Less: Adjusted provision for income taxes	17.9	18.3	25.9	36.2	48.7
Adjusted net income (Non-GAAP)	$58.6	$59.3	$44.3	$117.9	$83.1

Average shares outstanding
Class A common shares	49.0	47.4	45.2	48.2	43.1

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.2	4.5	4.5	4.9	4.2
Artisan Partners Holdings LP units outstanding (non-controlling interest)	23.0	24.6	26.1	23.8	28.2
Adjusted shares	77.2	76.5	75.8	76.9	75.5

Basic and diluted earnings per share (GAAP)	$0.72	$0.75	$0.45	$1.48	$0.86
Adjusted net income per adjusted share (Non-GAAP)	$0.76	$0.78	$0.58	$1.53	$1.10

Operating income (GAAP)	$78.9	$80.0	$66.5	$158.9	$124.5
Add back: Pre-offering related compensation - share-based awards	—	—	6.4	—	12.7
Adjusted operating income (Non-GAAP)	$78.9	$80.0	$72.9	$158.9	$137.2

Operating margin (GAAP)	37.2%	37.7%	33.9%	37.4%	32.7%
Adjusted operating margin (Non-GAAP)	37.2%	37.7%	37.1%	37.4%	36.1%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$42.0	$41.3	$26.6	$83.3	$46.4
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	23.2	26.1	22.2	49.3	45.0
Add back: Pre-offering related compensation - share-based awards	—	—	6.4	—	12.7
Add back: Net investment (gain) loss of investment products attributable to APAM	(0.8)	(2.0)	—	(2.8)	—
Add back: Interest expense	2.8	2.8	2.9	5.6	5.8
Add back: Provision for income taxes	12.1	12.2	15.0	24.3	27.7
Add back: Depreciation and amortization	1.3	1.2	1.2	2.5	2.5
Adjusted EBITDA (Non-GAAP)	$80.6	$81.6	$74.3	$162.2	$140.1

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

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Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 23.5% and 37.0% for the 2018 and 2017 periods, respectively.

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Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•	Adjusted EBITDA represents adjusted net income before interest expense, income taxes, and depreciation and amortization expense.

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at APAM’s IPO, which closed on March 12, 2013. As of July 1, 2017, all Class B common units of Artisan Partners Holdings were fully vested and expensed.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Net investment gain (loss) of investment products represents the non-operating income (loss) related to the Company’s seed investments, in both consolidated investment products and unconsolidated investment products. Excluding these non-operating market gains or losses on seed investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$190.4	$137.3
Accounts receivable	76.8	76.7
Investment securities	5.6	5.0
Deferred tax assets	439.1	429.2
Assets of consolidated investment products	202.8	154.0
Other	36.0	35.0
Total assets	$950.7	$837.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$99.8	$26.0
Borrowings	199.2	199.1
Amounts payable under tax receivable agreements	377.5	385.4
Liabilities of consolidated investment products	63.9	56.0
Total liabilities	740.4	666.5

Redeemable noncontrolling interests	96.5	62.6
Total stockholders’ equity	113.8	108.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$950.7	$837.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017

Beginning assets under management	$114,816	$115,494	$103,762	(0.6)%	10.7%
Gross client cash inflows	4,693	5,419	4,207	(13.4)%	11.6%
Gross client cash outflows	(5,032)	(6,022)	(5,729)	16.4%	12.2%
Net client cash flows	(339)	(603)	(1,522)	43.8%	77.7%
Market appreciation (depreciation)	(287)	(75)	7,165	(282.7)%	(104.0)%
Ending assets under management	$114,190	$114,816	$109,405	(0.5)%	4.4%
Average assets under management	$115,784	$118,275	$107,250	(2.1)%	8.0%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2018	2017		2017

Beginning assets under management	$115,494	$96,845		19.3%
Gross client cash inflows	10,112	9,367		8.0%
Gross client cash outflows	(11,054)	(11,162)		1.0%
Net client cash flows	(942)	(1,795)		47.5%
Market appreciation (depreciation)	(362)	14,355		(102.5)%
Ending assets under management	$114,190	$109,405		4.4%
Average assets under management	$117,035	$104,210		12.3%

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team								By Vehicle
	Growth	Global Equity	U.S. Value	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts[1]	Total
June 30, 2018
Beginning assets under management	$30,871	$28,611	$8,195	$41,558	$292	$2,658	$2,509	$122	$114,816	$57,950	$56,866	$114,816
Gross client cash inflows	1,301	1,044	285	1,125	10	568	295	65	4,693	3,084	1,609	4,693
Gross client cash outflows	(1,903)	(1,077)	(491)	(1,171)	(81)	(188)	(115)	(6)	(5,032)	(3,290)	(1,742)	(5,032)
Net client cash flows	(602)	(33)	(206)	(46)	(71)	380	180	59	(339)	(206)	(133)	(339)
Market appreciation (depreciation)	820	(514)	319	(745)	(24)	34	(183)	6	(287)	(317)	30	(287)
Net transfers[2]	—	—	—	—	—	—	—	—	—	(18)	18	—
Ending assets under management	$31,089	$28,064	$8,308	$40,767	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Average assets under management	$31,217	$28,792	$8,288	$41,709	$277	$2,810	$2,529	$162	$115,784	$58,406	$57,378	$115,784

March 31, 2018
Beginning assets under management	$30,628	$29,235	$8,765	$41,687	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Gross client cash inflows	1,282	1,046	250	2,124	7	352	331	27	$5,419	4,538	881	5,419
Gross client cash outflows	(2,186)	(1,798)	(584)	(1,118)	(4)	(258)	(72)	(2)	$(6,022)	(3,458)	(2,564)	(6,022)
Net client cash flows	(904)	(752)	(334)	1,006	3	94	259	25	(603)	1,080	(1,683)	(603)
Market appreciation (depreciation)	1,147	128	(236)	(1,135)	7	10	(3)	7	$(75)	(243)	168	(75)
Net transfers[2]	—	—	—	—	—	—	—	—	$—	(236)	236	—
Ending assets under management	$30,871	$28,611	$8,195	$41,558	$292	$2,658	$2,509	$122	$114,816	$57,950	$56,866	$114,816
Average assets under management	$31,861	$29,678	$8,614	$42,633	$294	$2,633	$2,450	$112	$118,275	$58,876	$59,399	$118,275

June 30, 2017
Beginning assets under management	$27,737	$27,272	$8,927	$36,126	$258	$2,145	$1,297	$—	$103,762	$52,555	$51,207	$103,762
Gross client cash inflows	1,470	655	378	1,211	3	298	181	11	4,207	2,828	1,379	4,207
Gross client cash outflows	(1,393)	(2,257)	(732)	(1,058)	(1)	(188)	(100)	—	(5,729)	(4,271)	(1,458)	(5,729)
Net client cash flows	77	(1,602)	(354)	153	2	110	81	11	(1,522)	(1,443)	(79)	(1,522)
Market appreciation (depreciation)	2,067	2,524	119	2,268	17	51	118	1	7,165	3,513	3,652	7,165
Net transfers[2]	—	—	—	—	—	—	—	—	—	(37)	37	—
Ending assets under management	$29,881	$28,194	$8,692	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Average assets under management[3]	$29,017	$27,874	$8,755	$37,694	$269	$2,220	$1,413	$11	$107,250	$53,957	$53,322	$107,250

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
3 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's first strategy began investment operations, and June 30, 2017.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team									By Vehicle
	Growth	Global Equity	U.S. Value	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts[1]	Total
June 30, 2018
Beginning assets under management	$30,628	$29,235	$8,765	$41,687	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Gross client cash inflows	2,583	2,090	535	3,249	17	920	626	92	10,112	7,622	2,490	10,112
Gross client cash outflows	(4,089)	(2,875)	(1,075)	(2,289)	(85)	(446)	(187)	(8)	(11,054)	(6,747)	(4,307)	(11,054)
Net client cash flows	(1,506)	(785)	(540)	960	(68)	474	439	84	(942)	875	(1,817)	(942)
Market appreciation (depreciation)	1,967	(386)	83	(1,880)	(17)	44	(186)	13	(362)	(561)	199	(362)
Net transfers[2]	—	—	—	—	—	—	—	—	—	(254)	254	—
Ending assets under management	$31,089	$28,064	$8,308	$40,767	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Average assets under management	$31,541	$29,236	$8,451	$42,172	$286	$2,722	$2,490	$137	$117,035	$58,644	$58,391	$117,035

June 30, 2017
Beginning assets under management	$25,714	$25,510	$8,588	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	2,623	1,824	1,117	2,686	7	697	402	11	9,367	6,654	2,713	9,367
Gross client cash outflows	(2,866)	(3,916)	(1,389)	(2,481)	(3)	(372)	(135)	—	(11,162)	(8,417)	(2,745)	(11,162)
Net client cash flows	(243)	(2,092)	(272)	205	4	325	267	11	(1,795)	(1,763)	(32)	(1,795)
Market appreciation (depreciation)	4,410	4,776	376	4,402	45	103	242	1	14,355	7,068	7,287	14,355
Net transfers[2]	—	—	—	—	—	—	—	—	—	(84)	84	—
Ending assets under management	$29,881	$28,194	$8,692	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Average assets under management[3]	$28,086	$27,275	$8,769	$36,409	$258	$2,125	$1,285	$11	$104,210	$52,825	$51,415	$104,210

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
3 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's first strategy began investment operations, and June 30, 2017.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2018
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$16,624	15.61%	13.17%	14.27%	12.17%	10.94%	600
MSCI All Country World Index			10.73%	8.18%	9.41%	5.79%	4.94%
Global Discovery Strategy	9/1/2017	$47	N/A	N/A	N/A	N/A	17.09%	978
MSCI All Country World Index			N/A	N/A	N/A	N/A	7.31%
U.S. Mid-Cap Growth Strategy	4/1/1997	$11,820	13.91%	8.86%	12.52%	12.13%	15.12%	472
Russell Midcap® Index			12.33%	9.57%	12.21%	10.22%	10.40%
Russell Midcap® Growth Index			18.52%	10.72%	13.36%	10.45%	9.32%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,598	28.37%	13.59%	15.15%	14.22%	11.05%	135
Russell 2000® Index			17.57%	10.95%	12.45%	10.59%	9.70%
Russell 2000® Growth Index			21.86%	10.59%	13.64%	11.23%	8.23%
Global Equity Team
Global Equity Strategy	4/1/2010	$1,478	22.29%	9.87%	11.49%	N/A	13.16%	471
MSCI All Country World Index			10.73%	8.18%	9.41%	N/A	8.46%
Non-U.S. Growth Strategy	1/1/1996	$25,929	8.72%	3.64%	6.70%	5.05%	10.22%	535
MSCI EAFE Index			6.84%	4.90%	6.44%	2.84%	4.87%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$657	16.97%	6.45%	7.81%	7.44%	13.47%	305
MSCI EAFE Small Cap Index			12.45%	10.08%	11.31%	6.80%	10.42%
U.S. Value Team
Value Equity Strategy	7/1/2005	$2,402	10.97%	11.25%	10.94%	9.18%	8.65%	(28)
Russell 1000® Index			14.54%	11.63%	13.36%	10.19%	8.93%
Russell 1000® Value Index			6.77%	8.25%	10.34%	8.49%	7.32%
U.S. Mid-Cap Value Strategy	4/1/1999	$5,906	10.51%	9.04%	9.35%	10.26%	13.25%	375
Russell Midcap® Index			12.33%	9.57%	12.21%	10.22%	9.50%
Russell Midcap® Value Index			7.60%	8.79%	11.26%	10.06%	9.91%
Global Value Team
Global Value Strategy	7/1/2007	$19,751	7.29%	9.09%	10.43%	11.36%	8.71%	438
MSCI All Country World Index			10.73%	8.18%	9.41%	5.79%	4.33%
Non-U.S. Value Strategy	7/1/2002	$21,016	3.95%	6.38%	8.91%	9.63%	12.23%	589
MSCI EAFE Index			6.84%	4.90%	6.44%	2.84%	6.34%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$197	10.14%	10.58%	8.03%	2.16%	5.99%	52
MSCI Emerging Markets Index			8.20%	5.59%	5.01%	2.26%	5.47%
Credit Team
High Income Strategy	4/1/2014	$3,032	5.84%	8.17%	N/A	N/A	7.46%	309
ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index			2.53%	5.54%	N/A	N/A	4.37%
Developing World Team
Developing World Strategy	7/1/2015	$2,506	4.63%	8.54%	N/A	N/A	8.54%	295
MSCI Emerging Markets Index			8.20%	5.59%	N/A	N/A	5.59%
Thematic Team
Thematic Strategy	5/1/2017	$96	41.26%	N/A	N/A	N/A	39.20%	2,505
S&P 500 Market Index (Total Return)			14.37%	N/A	N/A	N/A	14.15%
Other Assets Under Management[3]		$131

Total Assets Under Management		$114,190
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 11% of our assets under management at June 30, 2018, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index. At times, this causes material differences in relative performance. The Global Equity, Global Discovery and Thematic strategies’ investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future.
3 Other Assets Under Management includes AUM managed by the Credit Team in the Credit Opportunities strategy and by the Thematic Team in the Thematic Long/Short strategy, respectively. Strategy specific information has been omitted.